Exhibit 10.10

[•], 2021

Oaktree Acquisition Corp. III

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:    Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Oaktree Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-eighth of one redeemable warrant, each whole warrant exercisable for one Class A Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.

If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares beneficially owned by him or her, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.

In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company to fund its working capital and regulatory compliance requirements and other costs related thereto (up to $300,000 per annum) and/or to pay income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to any Founder Shares owned by the undersigned. However, if any of the undersigned have acquired IPO Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.

The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.

None of the undersigned, any member of the family of any of the undersigned, or any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

5.

(a) The undersigned agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement or herein) until 180 days after the completion of a Business Combination.

(b)

The undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any other Units, Class A Ordinary Shares or Warrants of the Company or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

(c)

The undersigned agrees that until the Company consummates an initial Business Combination, the undersigned’s Private Placement Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d)

Notwithstanding the provisions set forth in paragraphs 5(a) and (c), transfers, assignments and sales by the undersigned of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, to Oaktree Acquisition Holdings III, L.P., a Cayman Islands exempted limited partnership (the “Sponsor”), any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Class A Ordinary Shares, as applicable, were originally purchased; (vi) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (vii) to the Company for no value for cancellation in connection with the consummation of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

(e)

The undersigned acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founder Shares or Private Placement Warrants are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the undersigned will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founder Shares or Private Placement Warrants, as applicable, pro rata with the other holders of Founder Shares or Private Placement Warrants, as applicable.

6. (a)

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account), subject to any existing or future fiduciary or contractual obligations the undersigned might have.

(b)

The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach of the obligations under paragraph 6(a) above, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.

The undersigned agrees to be a director or officer of the Company, as applicable, until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. In the event of the removal or resignation of the undersigned as a director or officer (as applicable), the undersigned agrees that he or she will not, prior to the consummation of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a potential target of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. The undersigned’s biographical information previously furnished to the Company and the Representatives is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all material respects. The undersigned represents and warrants that:

(a)

He or she is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)

He or she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)

he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.

The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this Letter Agreement and to serve as a director or officer of the Company, as applicable.

9.

The undersigned hereby waives his or her right to exercise redemption rights with respect to any of the Company’s ordinary shares owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees that he or she will not seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any shareholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares if the Company has not consummated a Business Combination within 24 months from the closing of the IPO (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months).

10.

The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article 163 of the Charter prior to the consummation of a Business Combination unless the Company provides public shareholders with the opportunity to redeem their Class A Ordinary Shares upon such approval in accordance with such Article 163 thereof.

11.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.

As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the Class B Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Class A Ordinary Shares issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-253103) filed with the Securities and Exchange Commission, as amended.

13.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15.

This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

Sincerely,

By:
Name of Insider:

Acknowledged and Agreed:

OAKTREE ACQUISITION CORP. III

By:
Name:	Zaid Pardesi
Title:	President and Chief Financial Officer